As filed with the Securities and Exchange Commission on February 4, 1998.
                                                     Registration No. ________


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC  20549



                                    FORM S-8
                          Registration Statement Under
                           the Securities Act of 1933


                              SOFTNET SYSTEMS, INC.
             (Exact Name of Registrant as Specified in its Charter)

          NEW YORK                           11-1817252
(State or Other Jurisdiction of           (I.R.S. Employer
Incorporation or Organization)           Identification No.)

                                520 LOGUE AVENUE
                            MOUNTAIN VIEW, CA  94043
                    (Address of Principal Executive Offices)


                      AMENDED 1995 LONG TERM INCENTIVE PLAN
                                       and
                           EMPLOYEE STOCK OPTION PLAN
                            (Full Title of the Plans)


     A.J.R. OOSTHUIZEN                    Telephone number,
  CHIEF EXECUTIVE OFFICER               including area code,
       AND PRESIDENT                    of agent for service:
      520 LOGUE AVENUE                     (650) 965-3700
  MOUNTAIN VIEW, CA  94043
(Name and Address of Agent For Service)


                                                     CALCULATION OF REGISTRATION FEE

                                                         Proposed        Proposed
              Title of                                    Maximum        Maximum
             Securities                 Amount           Offering       Aggregate        Amount of
               to be                     to be             Price         Offering      Registration
             Registered              Registered(1)     Per Share(2)      Price(2)           Fee

Common Stock,
  par value $0.01
  per share                        1,525,952 Shares       $6.625       $10,109,432       $2,982.29


(1) An undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of the plans become operative.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock as quoted on the American Stock Exchange on January 29,
          1998.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

          The following documents are incorporated by reference into this Registration Statement:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997.

          2.  The Company's Current Report on Form 8-K dated January 12,
     1998.

          3. The Company's amendment to its Form 10-Q for the quarter ended December 31, 1996 filed with the Commission on January 29, 1998.

          4. The Company's amendment to its Form 10-Q for the quarter ended March 31, 1997 filed with the Commission on January 29, 1998.

          5. The Company's amendment to its Form 10-Q for the quarter ended June 30, 1997 filed with the Commission on January 29, 1998.

          6. The Company's amendment to its Form 10-K for the year ended September 30, 1997 filed with the Commission on January 28, 1998.

          7. The Company's Schedule 14A filed with the Commission on January 28, 1998.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

          Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

          The securities to be offered are registered under Section 12(b) of the 1934 Act.

Item 5.     Interest of Named Experts and Counsel.

          Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The New York Business Corporation Law and the By-laws of the Registrant provide for indemnification of directors and officers for expenses (including reasonable amounts paid in settlement) incurred in defending actions brought against them.

     The Company's Certificate of Incorporation provides that no contract or other transaction between the corporation and any other corporation shall be affected or invalidated by the fact that any one or more of the directors of the Company is or are interested in or is a director or officer, or are directors or officers, of such other corporation, and any director or directors, individually or jointly, may be a party or parties to or may be interested in any contractor transaction of the Company, or in which the Company is interested, and no contract, act or transaction of the Company with any person or persons, firms or corporations shall be affected or invalidated by the fact that any director or directors of the Company is a party or are parties to, or interested in, such contract, act or transaction, or in any way connected with such person or persons, firms or corporations, and each and every person who may become a director of the Company is hereby relieved from any liability that might otherwise exist from contracting with the Company for the benefit of himself or any firm or corporation in which he may be in anyway interested.

     The Company's Bylaws provide that the Company may indemnify any person made, or threatened to be made, a party to a civil or criminal action or proceeding (other than one by or in the right of the Company to procure a judgment in its favor), by reason of the fact that he was a director or officer of the Company, or serves another entity in any capacity at the request of the Company, against judgments, fines, settlement amounts and reasonable expenses, including actual and necessary attorneys' fees, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other entity, not opposed to, the best interest of the Company, and, in criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful ("Good Faith"). The termination of any such action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act in Good Faith.

     Under the Company's Bylaws, a person who has been successful, on the merits or otherwise, in the defense of an action or proceeding described above shall be entitled to indemnification. Except as provided in immediately preceding sentence, any indemnification under the above paragraph or otherwise permitted by Section 721 of the New York Business Corporation Law, unless ordered by a court of competent jurisdiction, shall be made by the Company, only if authorized in the specific case: (i) by the Board of Directors acting by a quorum consisting of disinterested directors, or (ii) if a quorum is not obtainable or a quorum of disinterested directors so directs, by the Board, upon the opinion of independent legal counsel that indemnification is proper in the circumstances, or by the shareholders.

     Under the Company's Bylaws, the Company may indemnify any person made, threatened or threatened to be made, a party to an action by or in the right of the Company to procure a judgment in its favor by reason of this fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of any other entity against amounts paid in settlement and reasonable expenses, including actual and necessary attorneys' fees, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other entity, not opposed to, the best interest of the Company, except, that no indemnification under this paragraph shall be made in respect of (i) a threatened action, or a pending action if settled or otherwise disposed of, or
(ii) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines that the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

     Under the Company's Bylaws, the Company shall have the power to purchase and maintain insurance to satisfy its indemnification obligations hereunder, or to indemnify directors and officers in instances in which they may not otherwise be indemnified by the Company under certain circumstances. No insurance may provide for any payment, other than the cost of defense, to or on behalf of any director or officer: (i) if it is established that his acts were committed in bad faith or with deliberate dishonesty, were material to the cause of the adjudicated action, or that he personally and illegally gained a financial profit or other advantage, or (ii) in relation to any risk, the insurance of which is prohibited under New York state insurance law.

     Under the Company's Bylaws, the indemnification and advancement of expenses shall not be deemed the exclusive right of any other rights to which a director or officer may be entitled, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally and illegally gained a financial profit or other advantage. No indemnification, advancement or allowance shall be made in any circumstances if (i) the indemnification would be inconsistent with a provision of the Company's Certificate of Incorporation, By-laws, Board or shareholders resolutions, an agreement or other proper corporate action, that is in effect at the time of the accrual of the alleged cause of action, which prohibits or limits indemnification, or (ii) the court states that indemnification would be inconsistent with any condition with respect to indemnification expressly imposed by the court in a court-approved settlement. If any amounts are paid by indemnification, otherwise than by court order or action by the shareholders, the Company shall mail to its voting shareholders, a statement describing the terms of the indemnification and any corporate action taken with respect to the indemnification.

     The Registrant maintains directors and officers liability insurance covering all directors and officers of the Registrant against claims arising out of the performance of their duties.

Item 7.  Exemption from Registration Claimed.

          Not applicable.

Item 8.  Exhibits.

          Reference is made to the Exhibit Index.

Item 9.  Undertakings.

          The registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mountain View, California, on the 30th day of January, 1998.

                                   SOFTNET SYSTEMS, INC.


                                   By:/s/ A.J.R. Oosthuizen
                                      _________________________________________
                                      A.J.R. Oosthuizen
                                      President and Chief Executive Officer

                                POWER OF ATTORNEY

          We, the undersigned officers and directors of Softnet Systems, Inc., hereby severally constitute A.J.R. Oosthuizen and Ian B. Aaron, and each of them singly, our true and lawful attorneys with full power in them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and generally to do all such things in our name and on our behalf in the capacities indicated below to enable Softnet Systems, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

          Pursuant to the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 30th day of January, 1998.

      Signature                    Title


     \s\A.J.R. Oosthuizen    President, Chief Executive
       A.J.R. Oosthuizen     Officer and Director
                             (Principal Executive Officer)

     \s\Mark A. Phillips     Treasurer
       Mark A. Phillips      (Principal Financial and Accounting Officer)


     \s\Ronald I. Simon      Director
       Ronald I. Simon


     \s\Ian B. Aaron         Director
       Ian B. Aaron


     \s\John G. Hamm         Director
       John G. Hamm

                                  EXHIBIT INDEX

Exhibit Number                   Description

  4.1 The Softnet Systems, Inc. Amended 1995 Long term Incentive Plan (incorporated herein by reference to Exhibit A to Registrant's Proxy Statement dated February 26, 1997).

  4.2* The Softnet Systems, Inc. Employee Stock Option Plan (incorporated herein by reference to Exhibit B to Registrant's Proxy Statement dated January 31, 1996).

  4.3 The Softnet Systems, Inc. Certificate of Incorporation, as amended (incorporated herein by reference to Exhibit 4.1 to Registrant's Registration Statement on Form S-3 (Reg. No. 333-45335) filed January 30, 1998).

  4.4 By-Laws of the Registrant as currently in effect (incorporated herein by reference to Exhibit 3.2 to Registrant's Annual Report on Form 10-K for the year ended September 30, 1993).

  5*          Opinion (including consent) of McDermott, Will & Emery.

 23.1*        Consent of Coopers & Lybrand L.L.P.

 23.2*        Consent of McDermott, Will & Emery (included in Exhibit 5).

  24*         Powers of Attorney (included on signature page).


*Filed herewith.